Exhibit 5.01

PIERCE ATWOOD LLP Attorneys at Law	One New Hampshire Avenue, Suite 350
Pease International Tradeport
Portsmouth, NH 03801
603-433-6300 voice
603-433-6372 fax
www.pierceatwood.com

October 6, 2005

Environmental Power Corporation

One Cate Street, Fourth Floor

Portsmouth, New Hampshire 03801

RE:	Registration Statement on Form S-2

Ladies and Gentlemen:

We have assisted in the preparation of a registration statement on Form S-2 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 2,300,000 shares of Common Stock, $0.01 par value per share (the “Shares”), of Environmental Power Corporation, a Delaware corporation (the “Company”), including 300,000 Shares issuable upon exercise of an over-allotment option to be granted by the Company to MDB Capital Group LLC (the “Underwriter”).

The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and the Underwriter, substantially in the form to be filed as Exhibit 1.01 to the Registration Statement.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Underwriting Agreement, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

Environmental Power Corporation

October 6, 2005

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New Hampshire, the General Corporation Law of the State of Delaware (which we understand to include all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Pierce Atwood LLP

PIERCE ATWOOD LLP